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                                                                    EXHIBIT 99.1

[ X ] PLEASE MARK VOTES             REVOCABLE PROXY
      AS IN THIS EXAMPLE         CENTURY BANCORP, INC.

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
SPECIAL MEETING OF SHAREHOLDERS
_____, 2001 - _____P.M.                                                                           For  Against  Abstain
                                                           1.  Adoption of the Merger Agreement
   The undersigned hereby appoints James G.                    and the related Plan of Merger     [ ]     [ ]     [ ]
Hudson, Jr. and Milton T. Riley, Jr., and each of              pursuant to which Century
them, as Proxies, each with power to appoint his               Bancorp, Inc. will merge into
or her substitute , and hereby authorizes them to              First Bancorp, with First Bancorp
represent and to vote, as designated below, all of             being the surviving corporation.
the shares of common stock of Century Bancorp,
Inc., that the undersigned is entitled to vote at
the Special Meeting of Shareholders to be held on          2.  In their discretion, the Proxies are authorized to
__________, 2001 or at any adjournments thereof.               vote upon such other business as may properly come
The affirmative vote of a majority of the shares               before the meeting or any adjournments thereof.
represented at the meeting may authorize the
adjournment of the meeting; provided, however,
that no proxy that is voted against the Merger                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
Agreement dated October 19, 2000 between First             ITEM 1, THE ADOPTION OF THE MERGER AGREEMENT AND RELATED
Bancorp and Century Bancorp, Inc. (the "Merger             PLAN OF MERGER.
Agreement") will be voted in favor of adjournment
to solicit further proxies for such proposal.                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
                                                           IN THE MANNER DIRECTED HEREIN BY THE SIGNING SHAREHOLDER,
                                                           BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                           ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS
                                                           EXERCISE.

                                                               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                                           CENTURY BANCORP, INC.
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 Please be sure to sign and date                  Date
   this Proxy in the box below.
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  Shareholder sign above          Co-holder (if any) sign above


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  - DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. -
                              CENTURY BANCORP, INC.
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 Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by president or other authorized person. The above signed acknowledges receipt from Century Bancorp, Inc. prior to the execution of this proxy, of the Notice of Special Meeting and the related Proxy Statement/Prospectus.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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